Exhibit 99.1

AvidXchange Announces Second-Quarter 2025 Financial Results

Charlotte, N.C. – August 6, 2025 – AvidXchange Holdings, Inc. (Nasdaq: AVDX), a leading provider of accounts payable (AP) automation software and payment solutions for middle market businesses and their suppliers, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights:

•
Total revenue was $110.6 million, an increase of 5.2% year-over-year, compared with $105.1 million in the second quarter of 2024.
•
Revenue included interest income of $10.6 million compared with $11.8 million in the second quarter of 2024.
•
General and administrative expenses included transaction and deal costs of $6.4 million primarily related to the proposed plan of merger announced on May 6, 2025.
•
GAAP net loss was $(9.5) million, compared with a GAAP net income of $0.4 million in the second quarter of 2024.
•
Non-GAAP net income was $10.7 million, compared with $10.7 million in the second quarter of 2024.
•
GAAP gross profit was $73.6 million, or 66.6% of total revenue, compared with $68.7 million, or 65.3% of revenue in the second quarter of 2024.
•
Non-GAAP gross profit was $81.6 million, or 73.8% of total revenue, compared with $76.3 million, or 72.6% of revenue in the second quarter of 2024.
•
Adjusted EBITDA was $17.4 million compared with $17.5 million in the second quarter of 2024.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures and Other Performance Metrics."

Second Quarter 2025 Key Business Metrics and Highlights:

•
Total transactions processed in the second quarter of 2025 were 20.1 million, an increase of 1.8% from 19.7 million in the second quarter of 2024.
•
Total payment volume in the second quarter of 2025 was $21.5 billion, an increase of 4.1% from $20.6 billion in the second quarter of 2024.
•
Transaction yield in the second quarter of 2025 was $5.50, an increase of 3.2% from $5.33 in the second quarter of 2024.

Financial Outlook & Earnings Teleconference

As disclosed previously, due to its pending acquisition by TPG in partnership with Corpay, AvidXchange has suspended its previously issued financial outlook for fiscal 2025 and will not hold a teleconference to discuss its second quarter 2025 financial results.

About AvidXchange™

AvidXchange is a leading provider of accounts payable (“AP”) automation software and payment solutions for middle market businesses and their suppliers. AvidXchange’s software-as-a-service-based, end-to-end software and payment platform digitizes and automates the AP workflows for more than 8,500 businesses and it has made payments to more than 1,350,000 supplier customers of its buyers over the past five years. To learn more about how AvidXchange is transforming the way companies pay their bills, visit www.AvidXchange.com.

Forward-Looking Statements

Certain statements made in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any express or implied statements contained in this press release that are not statements of historical fact and generally relate to future events, hopes, intentions, strategies, or performance may be deemed to be forward-looking statements, including, without limitation, statements regarding AvidXchange’s pending acquisition by TPG in partnership with Corpay. These forward-looking statements are based on management’s current expectations and beliefs as of the date they are made. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause AvidXchange’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risks discussed in AvidXchange’s filings with the Securities and Exchange Commission (“SEC”), including AvidXchange’s Annual Report on Form 10-K and other documents filed with the SEC, which may be obtained on the investor relations section of our website (https://ir.avidxchange.com/) and on the SEC website at www.sec.gov. AvidXchange undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Non-GAAP Measures and Other Performance Metrics

To supplement the financial measures presented in our press release in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share.

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

We have presented Non-GAAP Gross Profit, Adjusted EBITDA, Non-GAAP Net Income (Loss) and Non-GAAP Earnings Per Share in this press release. We define Non-GAAP Gross Profit & Gross Margin as revenue less cost of revenue excluding the portion of depreciation and amortization and stock-based compensation expense allocated to cost of revenues. We define Adjusted EBITDA as our net loss before depreciation and amortization, impairment and write-off of intangible assets, interest income and expense, income tax expense (benefit), stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, and charitable contributions of common stock. We define Non-GAAP Net Income (Loss) as net loss before amortization of acquired intangible assets, impairment and write-off of intangible assets, stock-based compensation expense, transaction and acquisition-related costs expensed, change in fair value of derivative instrument, non-recurring items not indicative of ongoing operations, acquisition-related effects on income tax, and charitable contributions of common stock. Non-GAAP income tax expense is calculated using our blended statutory rate except in periods of non-GAAP net loss when it is based on our GAAP income tax expense. In each case, non-GAAP income tax expense excludes the effects of acquisitions in the period on tax expense. We define Non-GAAP Earnings per Share as Non-GAAP Net Income (Loss) per diluted share.

We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.

Availability of Information on AvidXchange’s Website

Investors and others should note that AvidXchange routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations section of AvidXchange’s website. While not all information that AvidXchange posts to the Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, AvidXchange encourages investors, the media and others interested in AvidXchange to review the information that it shares at the Investor Relations link located at https://ir.avidxchange.com. Users may automatically receive email alerts and other information about AvidXchange when enrolling an email address by visiting “Email Alerts” in the “Resources” section of AvidXchange’s Investor Relations website https://ir.avidxchange.com.

Investor Contact:

Subhaash Kumar

Skumar1@avidxchange.com

813.760.2309

AvidXchange Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$110,570	$105,132	$218,512	$210,730
Cost of revenues (exclusive of depreciation and amortization expense)	30,949	30,426	61,738	60,759
Operating expenses
Sales and marketing	23,068	19,956	45,579	39,697
Research and development	26,975	25,008	52,357	50,912
General and administrative	33,510	22,635	62,458	46,895
Impairment and write-off of intangible assets	-	-	-	162
Depreciation and amortization	8,479	9,208	17,148	18,515
Total operating expenses	92,032	76,807	177,542	156,181
Loss from operations	(12,411)	(2,101)	(20,768)	(6,210)
Other income (expense)
Interest income	4,480	5,979	8,621	12,541
Interest expense	(2,010)	(3,323)	(4,016)	(6,660)
Other income	2,470	2,656	4,605	5,881
(Loss) income before income taxes	(9,941)	555	(16,163)	(329)
Income tax (benefit) expense	(477)	119	612	244
Net (loss) income	$(9,464)	$436	$(16,775)	$(573)
Net (loss) income per share attributable to common stockholders, basic and diluted
Basic	$(0.05)	$0.00	$(0.08)	$0.00
Diluted	$(0.05)	$0.00	$(0.08)	$0.00
Weighted average number of common shares used to compute net (loss) income per share attributable to common stockholders, basic and diluted
Basic	206,933,045	207,025,967	205,982,206	205,961,720
Diluted	206,933,045	210,370,559	205,982,206	205,961,720

AvidXchange Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$335,773	$355,637
Restricted funds held for customers	1,148,195	1,250,346
Marketable securities	71,461	33,663
Accounts receivable, net of allowances of $4,362 and $4,279, respectively	50,988	51,671
Supplier advances receivable, net of allowances of $2,024 and $1,644 respectively	18,035	14,080
Prepaid expenses and other current assets	15,503	15,317
Total current assets	1,639,955	1,720,714
Property and equipment, net	96,632	97,592
Deferred customer origination costs, net	29,005	28,119
Goodwill	165,921	165,921
Intangible assets, net	65,235	71,068
Other noncurrent assets and deposits	7,087	6,297
Total assets	$2,003,835	$2,089,711
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$20,482	$15,494
Accrued expenses	45,094	46,849
Payment service obligations	1,148,195	1,250,346
Deferred revenue	12,747	13,967
Current maturities of lease obligations under finance leases	36	103
Current maturities of lease obligations under operating leases	663	1,207
Current maturities of long-term debt	4,800	4,800
Total current liabilities	1,232,017	1,332,766
Long-term liabilities
Deferred revenue, less current portion	10,640	11,856
Obligations under finance leases, less current maturities	63,342	63,025
Obligations under operating leases, less current maturities	1,655	1,969
Long-term debt	4,300	4,300
Other long-term liabilities	4,331	3,962
Total liabilities	1,316,285	1,417,878
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024	-	-
Common stock, $0.001 par value; 1,600,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 207,695,309 and 204,335,860 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	208	204
Additional paid-in capital	1,718,132	1,685,644
Accumulated deficit	(1,030,790)	(1,014,015)
Total stockholders' equity	687,550	671,833
Total liabilities and stockholders' equity	$2,003,835	$2,089,711

AvidXchange Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(16,775)	$(573)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	17,148	18,515
Amortization of deferred financing costs	190	212
Provision for credit losses	1,976	1,481
Stock-based compensation	29,571	23,278
Accrued interest	638	822
Impairment and write-off on intangible assets	-	162
Loss on write-off of fixed assets	3	-
Gain on lease buyout	(172)	-
Accretion of investments held to maturity	(629)	(2,209)
Deferred income taxes	247	178
Changes in operating assets and liabilities
Accounts receivable	184	(3,652)
Accrued interest on investments	43	-
Prepaid expenses and other current assets	(186)	(2,481)
Other noncurrent assets	(980)	(839)
Deferred customer origination costs	(887)	(142)
Accounts payable	4,988	(1,378)
Deferred revenue	(2,436)	(2,735)
Accrued expenses and other liabilities	(1,631)	(11,388)
Operating lease liabilities	(686)	(323)
Total adjustments	47,381	19,501
Net cash provided by operating activities	30,606	18,928
Cash flows from investing activities
Purchase of marketable securities held to maturity	(65,329)	(98,996)
Proceeds from maturity of marketable securities held to maturity	28,117	55,996
Purchases of equipment	(1,324)	(1,100)
Purchases of intangible assets	(9,034)	(8,087)
Supplier advances, net	(5,431)	(4,092)
Net cash used in investing activities	(53,001)	(56,279)
Cash flows from financing activities
Repayments of long-term debt	-	(813)
Principal payments on finance leases	(81)	(150)
Proceeds from issuance of common stock	1,474	5,393
Proceeds from issuance of common stock under ESPP	1,447	1,220
Remittance of taxes upon vesting of restricted stock units	(209)	-
Payment of acquisition-related liability	(100)	(100)
Payment service obligations	(102,151)	(385,201)
Net cash used in financing activities	(99,620)	(379,651)
Net decrease in cash, cash equivalents, and restricted funds held for customers	(122,015)	(417,002)
Cash, cash equivalents, and restricted funds held for customers
Cash, cash equivalents, and restricted funds held for customers, beginning of year	1,605,983	1,985,630
Cash, cash equivalents, and restricted funds held for customers, end of period	$1,483,968	$1,568,628
Supplementary information of noncash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$-	$19
Interest paid on notes payable	-	2,673
Interest paid on finance leases	3,000	2,954
Cash paid for income taxes	369	254

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Revenue to Non-GAAP Gross Profit and Non-GAAP Gross Margin	2025	2024	2025	2024
(in thousands)
Total revenues	$110,570	$105,132	$218,512	$210,730
Expenses:
Cost of revenues (exclusive of depreciation and amortization expense)	(30,949)	(30,426)	(61,738)	(60,759)
Depreciation and amortization expense	(5,977)	(6,034)	(12,106)	(12,098)
GAAP Gross profit	$73,644	$68,672	$144,668	$137,873
Adjustments:
Stock-based compensation expense	1,996	1,625	3,980	2,857
Depreciation and amortization expense	5,977	6,034	12,106	12,098
Non-GAAP gross profit	$81,617	$76,331	$160,754	$152,828
GAAP Gross margin	66.6%	65.3%	66.2%	65.4%
Non-GAAP gross margin	73.8%	72.6%	73.6%	72.5%

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss), including per share amounts	2025	2024	2025	2024
(in thousands, except share and per share data)
Net income (loss)	$(9,464)	$436	$(16,775)	$(573)
Exclude: Provision for income taxes	(477)	119	612	244
Income (loss) before taxes	(9,941)	555	(16,163)	(329)
Amortization of acquired intangible assets	2,859	3,414	5,744	6,827
Impairment and write-off of intangible assets	-	-	-	162
Stock-based compensation expense	15,085	12,319	29,571	23,278
Transaction and acquisition-related costs(1)	6,449	-	8,445	-
Non-recurring items not indicative of ongoing operations (2)	(195)	(1,976)	528	(630)
Total net adjustments	24,198	13,757	44,288	29,637
Non-GAAP income (loss) before taxes	14,257	14,312	28,125	29,308
Non-GAAP income tax expense (2)	3,550	3,564	7,003	7,298
Non-GAAP net income (loss)	$10,707	$10,748	$21,122	$22,010

Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, basic	206,933,045	207,025,967	205,982,206	205,961,720
Weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, diluted	207,348,652	209,896,829	205,982,206	205,961,720

GAAP Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.05)	$0.00	$(0.08)	$0.00

Non-GAAP basic net income (loss) per share attributable to common stockholders, basic	$0.05	$0.05	$0.10	$0.11
Non-GAAP basic net income (loss) per share attributable to common stockholders, diluted	$0.05	$0.05	$0.10	$0.11

GAAP income (loss) per common share, basic and diluted	$(0.05)	$0.00	$(0.08)	$0.00
Amortization of acquired intangible assets	0.01	0.02	0.03	0.03
Impairment and write-off of intangible assets	-	-	-	-
Stock-based compensation expense	0.07	0.06	0.14	0.11
Transaction and acquisition-related costs	0.03	-	0.04	-
Non-recurring items not indicative of ongoing operations (1)	-	(0.01)	-	-
Provision for income taxes	(0.02)	(0.02)	(0.03)	(0.03)
Adjustment to fully diluted earnings per share	0.01	-	-	-
Non-GAAP diluted income (loss) per common share	$0.05	$0.05	$0.10	$0.11

AvidXchange Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Loss to Adjusted EBITDA	2025	2024	2025	2024
(in thousands)
Net loss	$(9,464)	$436	$(16,775)	$(573)
Depreciation and amortization	8,479	9,208	17,148	18,515
Impairment and write-off of intangible assets	-	-	-	162
Interest income	(4,480)	(5,979)	(8,621)	(12,541)
Interest expense	2,010	3,323	4,016	6,660
Provision for income taxes	(477)	119	612	244
Stock-based compensation expense	15,085	12,319	29,571	23,278
Transaction and acquisition-related costs(1)	6,449	-	8,445	-
Non-recurring items not indicative of ongoing operations (2)	(195)	(1,976)	528	(630)
Adjusted EBITDA	$17,407	$17,450	$34,924	$35,115

(1) For the three and six months ended June 30, 2025, this amount consists of transaction and deal costs incurred in connection with the proposed plan of merger announced on May 6, 2025 described in our unaudited consolidated financial statements.

(2) For the three months ended June 30, 2025, this amount includes a $172 gain on lease buyout. For the three months ended June 30, 2024, this amount was primarily comprised of an insurance recovery of $2,110 for costs incurred in response to the cybersecurity incident that was detected in April 2023. For the six months ended June 30, 2025, this amount includes $618 in restructuring costs and a $172 gain on lease buyout. For the six months ended June 30, 2024 this amount includes $1,157 of severance costs and a net benefit of $1,808 of response costs incurred in connection with the cybersecurity incident.

(3) Non-GAAP income tax expense is based on the Company's blended tax rate of 24.9% in periods the Company has Non-GAAP income before tax. In periods the Company is in a non-GAAP loss position, tax expense is based on GAAP tax expense.